                                                                       Exhibit 8

                                    April 10, 1998



Fingerhut Receivables, Inc.
4400 Baker Road
Suite F480
Minnetonka, MN 55343

                  Re:   Fingerhut Master Trust
                        Series 1998-2 Securities
                        ------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Fingerhut Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a pool of certain receivables generated or acquired from time to time in the ordinary course of business in a portfolio of receivables relating to existing closed-end installment sale contracts originated by Fingerhut Corporation and receivables related to closed-end credit card loans and revolving credit card loans originated by Fingerhut National Bank, and all monies due or to become due in payment of such receivables (collectively, the "Receiv ables") by the Transferor to The Bank of New York (Dela ware), as trustee (the "Trustee") for the Fingerhut Master Trust, (the "Trust") pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1998, as amended (the "Pooling and Servicing Agreement") by and among the Transferor, Fingerhut Na tional Bank, as servicer (the "Servicer") and the Trust ee, to be allocated by the Trust among the interests of the holders of certain Series of Securities to be out standing from time to time including the Series 1998-2 Class A Securityholders' Interests (the "Class A Securi-

Fingerhut Receivables, Inc.
April 10, 1998
Page 2


ties"), Class B Securityholders' Interests (the "Class B Securities," and together with the Class A Securities, the "Offered Securities"), the CTO Securityholders' Interest and the Class D Securityholders' Interest and (b) the sale of the Offered Securities to the underwrit ers (the "Underwriters") party to an Underwriting Agree ment (the "Underwriting Agreement"), by and among the Transferor, Fingerhut Companies, Inc. and Chase Securi ties Inc., as representative of the Underwriters.

            In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement in cluded as exhibits to the Registration Statement (Regis tration No. 333-45611) (as amended, the "Registration Statement"). In addition, we have examined and consid ered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such securities, instruments, documents and other corporate records of each of the Transferor and the Servicer and matters of fact and law as we deem necessary for the purposes of the opinion expressed below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

            In our examination, we have assumed the genu ineness of all signatures, the authenticity of all docu ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Transferor, the Servicer, the Underwriters, and others.

            In rendering our opinion, we have also consid ered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial deci sions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date

Fingerhut Receivables, Inc.
April 10, 1998
Page 3


hereof. The statutory provisions, regulations, interpre tations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

            We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Prospectus Summary--Tax Status" and "Certain Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Offered Securities, under existing law and the as sumptions stated therein.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the refer ences to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP